SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2006

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

405 North Marienfeld, Suite 200
Midland, Texas 79701
(Address of Principal Executive Offices)

(432) 686-2618
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On April 11, 2006, the Registrant and Lothian Oil Inc. amended the Merger Agreement and Plan of Reorganization that was executed by them on February 22, 2006. The amendment provides that each holder of the Registrant’s common stock as of a record date to be fixed by the Registrant’s board of directors in accordance with applicable law or regulation (with the exception of Lothian Oil Inc.) will receive a stock purchase warrant to purchase one share of the Registrant’s common stock for each share of the Registrant’s common stock held by such shareholder. Each such warrant issued pursuant to the amendment will have a term of five years and an exercise price of $3.00 per share.

Item 9.01  Financial Statements and Exhibits

Exhibit 10.1 Amendment to Merger Agreement
Exhibit 99. Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2006

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson, Chief Executive Officer